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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 to be filed by Complete Management, Inc. of our report dated March 12, 1997 on the financial statements of Consumer Health Network, Inc. as of December 31, 1996 and 1995, and for the years then ended. We also consent to the reference to our firm under the caption "Experts" in the Prospectus of the Registration Statement.


                                           /s/ J. H. COHN LLP
                                           -----------------------------------

Roseland, New Jersey
September 3, 1997